UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
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FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934
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Date of Report (Date of earliest event reported):  March 31, 2008

MERRILL LYNCH, PIERCE, FENNER & SMITH INCORPORATED
Initial Depositor
(Exact name of Registrant as specified in its charter)

Oil Service HOLDRS (SM) Trust
[Issuer with respect to the receipts]

DELAWARE (State or other jurisdiction of incorporation)	001-16311 Commission File Number	13-5674085 (I.R.S. Employer Identification No.)
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250 Vesey Street
New York, New York 10281
(Address of principal executive offices and zip code)

(212) 449-1000
(Registrant's telephone number, including area code)
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Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2.):

☐  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01.                                Other Events

The merger of Grant Prideco Inc. (NYSE ticker “GRP”) and National Oilwell Varco Inc. (NYSE ticker “NOV”) became effective April 21, 2008.  As a result, Grant Prideco Inc. is no longer an underlying constituent of the Oil Service HOLDRS Trust.  For the 9 shares of Grant Prideco Inc. per 100 share round lot of Oil Service HOLDRS, The Bank of New York Mellon received 4.0482 shares of National Oilwell Varco Inc. and $208.80.  The Bank of New York Mellon distributed the cash at a rate of $2.088 per depositary share of Oil Service HOLDRS on May 1, 2008.

Effective May 30, 2008, deposits of Weatherford International Ltd. Common Stock (“NYSE” ticker “WFT”) for creation of Oil Service HOLDRS, increased to 36 “WFT” (instead of 18 “WFT”) per round lot of 100 Oil Service HOLDRS due to the 2 for 1 stock split of Weatherford International Ltd.

Item 9.01.	Financial Statements and Exhibits

	(c)	Exhibits

		99.1	Oil Service HOLDRS Trust Prospectus Supplement dated March 31, 2008 to Prospectus dated August 15, 2007.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

MERRILL LYNCH, PIERCE, FENNER &
SMITH INCORPORATED

Date: May 12, 2008	By:	/s/ Satyanarayan R. Chada
		Name:	Satyanarayan R. Chada
		Title:	Managing Director

EXHIBIT INDEX

Number and Description of Exhibit

(99.1)	Oil Service HOLDRS Trust Prospectus Supplement dated March 31, 2008 to Prospectus dated August 15, 2007.